Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF FINTECH ACQUISITION CORP. III
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	The undersigned hereby appoints Daniel G. Cohen and James J. McEntee, III (together, the "Proxies"), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of 2020 annual meeting of stockholders of FinTech Acquisition Corp. III (the "Company") to be held on [ ], 2020 at [ ] [A.M./P.M.], Eastern time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.
The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, AND 7.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side)

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲

Please mark vote as indicated in this example	FINTECH ACQUISITION CORP. III — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

(1)	The Business Combination Proposal—To consider and vote upon a proposal to approve the business combination and adopt the Agreement and Plan of Merger, dated as of August 3, 2020, as it may be amended (the “Merger Agreement”), by and among the Company, GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, FinTech III Merger Sub Corp., FinTech Acquisition Corp. III Parent Corp., GTCR/Ulra Blocker, Inc. and GTCR Fund XI/C LP.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(3)	The Incentive Plan Proposal—To consider and vote upon a proposal to adopt the Parent Omnibus Equity Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Intention to Exercise Redemption Rights If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement/prospectus under the heading “Special Meeting of FinTech Stockholders—Redemption Rights and Procedures.”		REDEMPTION RIGHTS ☐		(4)	The Existing Director Election Proposal—To consider and vote upon a proposal to elect three directors to the Company’s Board of Directors:	FOR ☐	AGAINST ☐	ABSTAIN ☐
.	Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed business combination.		SHAREHOLDER CERTIFICATION ☐			Walter T. Beach	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	Proposal 2A — to change the Company’s name to Paya Holdings Inc. and remove certain provisions related to its status as a special purpose acquisition company.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Jeremy Kuiper	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2B — to increase the amount of authorized shares and provide for only one class of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Shami Patel	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2C — to prohibit stockholder action by written consent, subject to GTCR’s ownership percentage conditions at the time.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(5)

The Controlled Company Director Election Proposal — to consider and vote upon a proposal to elect nine directors, effective as of and contingent upon the consummation of the Business Combination, to serve on Parent’s board of directors in the event that Parent is a controlled company upon the consummation of the Business Combination:

							FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2D — to create three classes of directors and to extend each director term to three years.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Anna May Trala	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2E — to require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, subject to GTCR’s ownership percentage at the time, to remove a director from office.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Jim Bonetti	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2F — to require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, subject to GTCR’s ownership percentage at that time, to amend or repeal certain provisions of the certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐		Stuart Yarbrough	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Proposal 2G — to require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, subject to GTCR’s ownership percentage at that time, to adopt, amend or repeal the Company’s bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐		KJ McConnell	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Jeff Hack	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Christine Larsen	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Aaron Cohen	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Collin Roche	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Mike Gordon	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6)

The Alternative Director Election Proposal — to consider and vote upon a proposal to elect eight directors, effective as of and contingent upon the consummation of the Business Combination, to serve on Parent’s board of directors in the event that Parent is not a controlled company upon the consummation of the Business Combination:

							FOR ☐	AGAINST ☐	ABSTAIN ☐
						Anna May Trala	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Stuart Yarbrough	FOR ☐	AGAINST ☐	ABSTAIN ☐
						KJ McConnell	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Jeff Hack	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Christine Larsen	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Aaron Cohen	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Collin Roche	FOR ☐	AGAINST ☐	ABSTAIN ☐
						Mike Gordon	FOR ☐	AGAINST ☐	ABSTAIN ☐
					(7)	The Adjournment Proposal— To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more of the other proposals submitted for stockholder approval at the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2020

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposals 1 and 2. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6 and 7. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲